PBHG INSURANCE SERIES FUND
                               CONSENT OF COUNSEL


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information, which is included in Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.




                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                       Ballard Spahr Andrews & Ingersoll, LLP



Philadelphia, Pennsylvania
April 22, 2002